Exelon Corporation
Quarter Review

Exelon.

Q1 2018

GAAP Earnings
$0.60 per share
Adjusted earnings of $0.96 per share*

We have met or beaten[1] the mid-point of our earnings guidance range for **11 of the past 13 quarters**

CORPORATE STEWARDSHIP

Hurricane Support

144 line mechanics, crew leaders, safety personnel

from all six Exelon utilities mobilized to assist restoration efforts in Puerto Rico

New Jersey

zero emissions certificate (ZEC) legislation passed by legislature more than
$500 million in savings

Electric & Gas customers to receive from Tax Cuts & Jobs Act

15% emissions reduction

Launched new goal to reduce emissions from internal operations by 15 percent by 2022

Energy Star Partners

Energy efficient

Environmental Protection Agency named all five of Exelon's eligible utilities as Energy Star Partners.

OPERATIONAL METRICS

Utilities

Pepco reached settlement agreements on regulatory rate reviews in Maryland and D.C.

- Continued top-quartile performance across key customer satisfaction and operating metrics
- Record reliability for Pepco in D.C. since merger closed two years ago
- Storm recovery: More than 1,200 ComEd employees and contractors aided restoration efforts in the mid-Atlantic following three Nor'easters in March

Exelon Generation

Continued **best-in-class performance** across our Nuclear fleet:

96.5%
Q1 Nuclear Capacity Factor[2]

40 TWhs
Owned and operated Q1 production[2]

* For reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on Pg. 8 in our press release
(1) Non-GAAP Earnings are used for setting guidance and comparing to actual results
(2) Excludes Salem